UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

IRIS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9172 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 709-1244

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In February 2011, the Compensation Committee of our Board of Directors established a supplemental 2011 cash award payable to César M. García, President and Chief Executive Officer of IRIS International, Inc., upon the achievement of two critical 2010 milestones which were delayed into 2011.

On June 15, 2011, we awarded Mr. García a supplemental cash bonus of $250,000. The supplemental bonus was awarded to Mr. García upon his achievement of the following milestones:

•	Shipment of a target quantity of our iChemVELOCITY Automated Chemistry Analyzers in the United States; and

•	Attainment of the first development milestone for our 3GEMS hematology program. The achievement of this milestone also triggered an additional $500,000 cash contribution by Fujirebio, Inc. as part of their $6 million commitment to this program.

The Board of Directors believes that the successful achievement of these two milestones is critical to the company’s strategy.

The payment of this cash bonus fulfills Mr. García’s 2011 supplemental cash bonus award in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: June 21, 2011	By: /s/ César M. García
César M. García
President and Chief Executive Officer

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